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                                                                   EXHIBIT 7.10

                           AGREEMENT OF JOINT FILING

     Insignia Properties, L.P., Insignia Properties Trust, Insignia Financial Group, Inc. and Andrew L. Farkas agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  August 1, 1997


                           INSIGNIA PROPERTIES, L.P.

                           By: Insignia Properties Trust, its general partner


                           By: /s/ Jeffrey P. Cohen
                               --------------------------------------
                                Jeffrey P. Cohen
                                 Vice President


                           INSIGNIA PROPERTIES TRUST


                            By: /s/ Jeffrey P. Cohen
                               --------------------------------------
                                Jeffrey P. Cohen
                                 Vice President


                         INSIGNIA FINANCIAL GROUP, INC.


                            By: /s/ Jeffrey P. Cohen
                               --------------------------------------
                               Jeffrey P. Cohen
                               Senior Vice President



                                   /s/ Andrew L. Farkas
                               --------------------------------------
                                       Andrew L. Farkas